Exhibit 99.1
NEWS RELEASE
Contact: Alliance Data Systems
Ed Heffernan
Analysts/Investors
972.348.5191
eheff@alldata.net
Shelley Whiddon — Media
972.348.4310
swhiddon@alldata.net
ALLIANCE DATA’S EPSILON TO ACQUIRE DOUBLECLICK EMAIL
SOLUTIONS, A GLOBAL LEADER IN TARGETED EMAIL
COMMUNICATIONS AND MARKETING SERVICES FOR LEADING
BLUE-CHIP BRANDS
DALLAS, Texas, Feb. 14, 2006 — Alliance Data Systems Corporation (NYSE: ADS), a leading provider of transaction services, credit services and marketing services, today announced that through its Epsilon business, it has reached an agreement to acquire DoubleClick Email Solutions. An operating unit of DoubleClick Inc., DoubleClick Email Solutions is one of the largest permission-based email marketing service providers in the industry, with operations across North America, Europe and Asia/Pacific. DoubleClick Email Solutions has approximately 220 full-time employees, who will be integrated into Epsilon under the Epsilon Interactive operating unit and brand.
The combination of DoubleClick Email Solutions and Epsilon Interactive (formerly Bigfoot Interactive) creates a leading player among targeted email marketing service providers. DoubleClick Email Solutions will add additional management, scale, clients, partnerships, and a global sales presence that will further strengthen Epsilon Interactive’s industry-leading technology and marketing service capabilities particularly in the areas of strategic consulting, client services, delivery optimization and analytics. Representing nearly 400 blue-chip brands across its client base, DoubleClick Email Solutions has a strong presence in the retail sector (clients include J. Crew, Buy.com and Patagonia), travel sector (Intercontinental Hotel Group and Orbitz), consumer product goods (Unilever and P&G) and media/publishing (AOL, Meredith, Reed Business and CondeNet).
In October 2004, Alliance Data acquired Epsilon. As part of Alliance Data’s Loyalty and Marketing Services, which includes the AIR MILES® Reward Program in Canada, Epsilon further strengthened Alliance Data’s loyalty marketing offering by adding channels in direct mail, telephone and targeted email solutions. In September of 2005, Alliance Data’s Epsilon acquired Bigfoot Interactive (now Epsilon Interactive), which significantly enhanced the breadth and depth of email communications and marketing automation capabilities. Both Epsilon and Epsilon Interactive greatly increased Alliance Data’s presence in the North American loyalty and marketing services space, and the addition of DoubleClick Email Solutions represents the second phase in the company’s strategy to significantly enhance its targeted email solutions offering.
The benefits Alliance Data expects to realize from this acquisition include:
•	Added scale, volume and improved functional capabilities

•	An international presence, which now includes Europe and Asia/Pacific

•	A stronger presence for Epsilon Interactive in key verticals, particularly in retail and consumer products (while supplementing Epsilon Interactive’s current core verticals in financial services, travel and media/publishing)

•	An expanded client base to cross-sell other Alliance Data services (Epsilon Interactive and DoubleClick Email Solutions clients combined number more than 560, including individual brands and divisions, with additional up-selling opportunities through Epsilon’s 120 clients)

•	Complementary and expanded capabilities focused around the growing market need for integrated email marketing and communications solutions that optimize customer relationships and marketing ROI throughout the customer lifecycle.

According to a recent report from Forrester Research entitled, B2C Email Marketing In Europe: 2004 to 2010, October 5, 2005, the market for email services in Europe is expected to more than double in the next five years to 1.25 billion Euros.
Total consideration for the transaction is expected to be approximately $90 million. The acquisition is anticipated to close before the end of the first quarter 2006. Annual revenues of DoubleClick Email Solutions are slightly above $40 million and growing at a double-digit rate, with EBITDA margins expected to be in excess of those at Alliance Data today. The acquisition is expected to be slightly accretive to Alliance Data’s cash earnings and neutral to GAAP earnings during 2006, with increasing accretion expected thereafter, resulting from anticipated growth of the business and planned deleveraging from strong cash flow generation. Note: DoubleClick Email Solutions is not included in management’s current guidance, which will be updated going forward.
“We are excited about this strategic acquisition and are pleased to welcome DoubleClick Email Solutions employees to the Epsilon family and Alliance Data,” said Mike Iaccarino, president of Epsilon. “As a recognized leader in the industry, DoubleClick Email Solutions’ client-centric marketing services will undoubtedly enhance Epsilon Interactive’s ability to deliver effective, flexible solutions that meet and exceed any marketers needs and expectations.”
Al DiGuido, president of Epsilon Interactive, noted that the additional scale and capabilities from DoubleClick Email Solutions offer even greater options for clients and prospects. “Through this acquisition, we have created a definitive email marketing and communication offering in the global email communications marketplace,” said DiGuido. “The combined entity offers best-of-breed technology, services and expertise. It gives us an incredible opportunity to further scale our business and provides marketers access to the only solution truly capable of acquiring, retaining, growing and optimizing their customer relationships through highly relevant, personalized and timely email communications. We are pleased to integrate DoubleClick Email Solutions’ very strong and experienced staff into Epsilon Interactive.”

John Scullion, president of Alliance Data’s Loyalty and Marketing Services, said, “The acquisition of DoubleClick Email Solutions is a testament to Alliance Data’s continued focus on building our loyalty and marketing business into one of the largest and most sophisticated offerings in North America. It provides us with expanded expertise, technology and capabilities that will serve us well as we continue to grow our loyalty and marketing business while also giving us an initial presence in Europe and Asia.”
About Epsilon
Epsilon is a leading provider of multi-channel marketing services, technologies and database solutions. Through its combination of client-centric marketing solutions, Epsilon helps leading companies understand, measure, manage and optimize their customer relationships. The organization’s end-to-end suite of integrated services includes marketing strategy, creative, data, technology, analytics and distribution services to produce multi-channel marketing programs that generate measurable results throughout the customer lifecycle. Epsilon is an Alliance Data company.
In September 2005, Epsilon acquired Bigfoot Interactive (now Epsilon Interactive), the leading provider of strategic, ROI focused email communications solutions and marketing automation technologies. Epsilon Interactive now serves as Epsilon’s key offering in the interactive marketing and communications space. Founded in 1969, Epsilon maintains principal offices in Boston, Dallas, New York, St. Louis and Washington, D.C.
For more information see www.epsilon.com.
About Epsilon Interactive
Epsilon Interactive (www.epsiloninteractive.com), is a leading provider of strategic, ROI-focused email communications solutions and marketing automation technologies. Through its combination of innovative technologies, professional services and vertical market expertise, Epsilon Interactive helps marketers acquire, grow and retain profitable customer relationships through highly relevant and personalized email communications. The company’s end-to-end suite of industry-specific products and services includes scalable email campaign technology, delivery optimization, marketing automation tools, turnkey integration solutions, strategic consulting, and creative expertise to produce email programs that generate measurable results throughout the customer lifecycle.
Epsilon Interactive (formerly Bigfoot Interactive), is an operating unit of Epsilon (http://www.epsilon.com), a leading provider of multi-channel marketing services, technologies and database solutions and has developed successful email programs for hundreds of companies, including Expedia, Northwest Airlines and The Washington Post./Newsweek Interactive.
Epsilon is an Alliance Data company with principal offices in Boston, Dallas, New York, St. Louis and Washington, D.C.
For more information visit www.epsiloninteractive.com.
About DoubleClick Email Solutions
DoubleClick E-mail Solutions delivers the most complete and flexible e-mail products and services to more than 400 companies globally. Many of the world’s most sophisticated marketing organizations across all industries leverage DoubleClick’s world-class technology, constant innovation and unrivalled insight into

e-mail marketing to achieve superior results. DoubleClick E-mail Solutions is a recognized leader in the industry, offering its flagship DARTmail service and UnityMail software. E-mail Solutions clients benefit from DoubleClick’s comprehensive product and service solutions that enable them to successfully profit from their e-mail marketing investments.
DoubleClick E-mail Solutions is an operating unit of DoubleClick Inc. that together with DoubleClick Digital Advertising Solutions provides agencies, marketers and publishers the ability to successfully profit from their digital marketing investments. DoubleClick has global headquarters in New York City and maintains 21 offices around the world to serve its more than 2000 clients.
About Alliance Data
Alliance Data (NYSE: ADS) is a leading provider of transaction services, credit services and marketing services, managing over 105 million consumer relationships for some of North America’s most recognizable companies. Alliance Data creates and manages customized solutions that change consumer behavior and that enable its clients to build stronger, mutually beneficial relationships with their customers. Headquartered in Dallas, Alliance Data employs approximately 8,000 associates at more than 40 locations in North America, Europe and Asia. For more information about the company, visit its web site, www.AllianceDataSystems.com.
Alliance Data’s Safe Harbor Statement/Forward Looking Statements
This news release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project” and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management’s beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.
If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this news release reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.
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